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                                                                    EXHIBIT 4.10

                  INTERCREDITOR AND COLLATERAL TRUST AGREEMENT

          INTERCREDITOR AND COLLATERAL TRUST AGREEMENT dated as of July 25, 2002, between SOLUTIA INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); CPFILMS INC. ("CPFILMS" and, individually, a "SUBSIDIARY GUARANTOR"); each of the subsidiaries of the Company that become "Subsidiary Guarantors hereunder pursuant to Section 8.13 after the date hereof (individually a "SUBSIDIARY GUARANTOR" and, collectively, with CPFilms, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "GRANTORS"); CITIBANK, N.A., as administrative agent under the Solutia Credit Agreement referred to below; BANK OF AMERICA, N.A., as administrative agent under the Astaris Credit Agreement referred to below; CITIBANK, N.A., as agent under the Co-gen Participation Agreement referred to below; CITIBANK, N.A., as collateral agent under the Non-Sharing Intercreditor Agreement referred to below; and HSBC Bank USA, a banking corporation and trust company duly organized and validly existing under the laws of the State of New York, as collateral trustee (in such capacity, together with its successors in such capacity, the "COLLATERAL TRUSTEE") for the Sharing Secured Parties (as defined below).

          The Company, certain lenders (the "SOLUTIA LENDERS") and Citibank, N.A., as administrative agent (in such capacity, together with its successors and assigns, the "SOLUTIA ADMINISTRATIVE AGENT") are parties to a Second Amended and Restated Credit Agreement dated as of July 25, 2002 (as modified and supplemented and in effect from time to time, the "SOLUTIA CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Company and the other borrowers referred to therein in an aggregate principal or face amount not exceeding $600,000,000. In addition, the Company may from time to time be obligated to various of the Solutia Lenders (or their affiliates) in respect of one or more Hedging Agreements permitted under Section 6.02(g)(v) of the Solutia Credit Agreement.

          Astaris LLC, a limited liability company organized under the laws of Delaware ("ASTARIS"), certain lenders (the "ASTARIS LENDERS") and Bank of America, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "ASTARIS ADMINISTRATIVE AGENT"), are parties to a Credit Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to Astaris in an aggregate principal amount not exceeding $275,000,000. The obligations of Astaris under the Astaris Credit Agreement have been partially guaranteed by the Company pursuant to a Guaranty Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS GUARANTY AGREEMENT") by the Company in favor of Astaris LLC and in favor of the Astaris Lenders and the Astaris Administrative Agent.

          The Company, State Street Bank and Trust Company, as trustee (in such capacity, together with its successors in such capacity, the "CO-GEN TRUSTEE"), certain financial institutions named as purchasers therein (collectively, the "CO-GEN PURCHASERS") and Citibank, N.A., as agent for the Co-gen Purchasers (in such capacity, together with its successors in such capacity, the "CO-GEN AGENT"), are parties to an Amended and Restated Participation Agreement dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN PARTICIPATION AGREEMENT"), providing, subject to the terms and conditions thereof, for loans and

                        SHARING INTERCREDITOR AGREEMENT

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investments to be made by the Co-gen Purchasers to the Co-gen Trustee in an aggregate principal amount not exceeding $33,000,000. The obligations of the Co-gen Trustee under the Co-gen Participation Agreement have been guaranteed by the Company pursuant to an Amended and Restated Instrument Guaranty dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN GUARANTY AGREEMENT") by the Company in favor of the Co-gen Trustee and the Co-gen Purchasers. In addition, the Co-gen Trustee, as lessor, and the Company, as lessee, are party to an Amended and Restated Lease dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN LEASE") pursuant to which the Company agrees to make certain rent payments to the Co-gen Trustee in consideration of the lease of the co-generation facility referred to therein, which rent payments service the loans and investments made by the Co-gen Purchasers.

          In addition, certain of the Solutia Lenders may have issued letters of credit for the account of the Company or a Subsidiary, or may in the future issue letters of credit for the account of the Company, which are or will be identified in this Agreement as "Designated Letters of Credit" (as hereinafter defined). It is contemplated that, in connection herewith, such Solutia Lenders will execute and deliver a Letter of Credit Override Agreement providing for certain common terms to be applicable to such letters of credit.

          The Company is also party to (a) an Indenture dated as of October 1, 1997 (the "1997 NOTES INDENTURE") between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, pursuant to which the Company has issued its 6.50% Notes due 2002, 7.375% Debentures due 2027 and 6.72% Debentures due 2037 in an aggregate outstanding principal amount of $600,000,000 as of the date hereof and (b) a Fiscal Agency Agreement dated as of February 11, 2000 (the "EURO NOTES AGREEMENT") between Solutia Europe S.A./N.V., the Company and Kreidietbank S.A. Luxembourgeoise, as Fiscal Agent, pursuant to which Solutia Europe S.A./N.V. has issued its 6.25% Notes due 2005, guaranteed by the Company in an aggregate principal amount of EURO200,000,000 as of the date hereof.

          Pursuant to the provisions of the 1997 Notes Indentures and the Euro Notes Agreement, the Company in certain circumstances may not, and may not permit any of its Restricted Subsidiaries (as defined therein) to, secure Debt (as defined in the 1997 Notes Indenture and Euro Notes Agreement) with a lien on any Principal Property (as defined below) or any shares of stock or indebtedness of the Company or any such Restricted Subsidiary (such Principal Property, shares and indebtedness being herein collectively referred to as the "SHARED PROPERTY") without equally and ratably securing the notes, debentures and other instruments issued under the 1997 Notes Indenture and the Euro Notes Agreement.

          Accordingly, to induce the Solutia Lenders to enter into the Solutia Credit Agreement as described above and to continue to extend credit under the Solutia Credit Agreement, to induce the Astaris Lenders to enter into an Amendment No. 3 to the Astaris Credit Agreement and to continue to extend credit under the Astaris Credit Agreement, to induce the Co-gen Purchasers to continue to extend credit and make investments under the Co-gen Participation Agreement and to induce the Solutia Lenders to extend credit in respect of Designated Letters of Credit and hedging agreements, the parties hereto hereby agree as follows:

                        SHARING INTERCREDITOR AGREEMENT

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          Section 1. DEFINITIONS, ETC.

          (a) DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "ADMINISTRATIVE AGENTS" means collectively, the Solutia Administrative Agent, together with its successors in such capacity, and the Astaris Administrative Agent, together with its successors in such capacity.

          "ASTARIS ADMINISTRATIVE AGENT" has the meaning assigned to such term in the preamble to this Agreement.

          "ASTARIS COMMITMENTS" means the "Commitments" under and as defined in the Astaris Credit Agreement or, if no "Commitments" are then outstanding, then the aggregate unpaid principal amount of the "Advances" (under and as defined in the Astaris Credit Agreement) owing to the Astaris Lenders.

          "BANKRUPTCY EVENT" means, with respect to any Grantor, the institution of any proceeding by or against any Grantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Grantor shall take any corporate action to authorize any of the actions set forth above.

          "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

          "CO-GEN INSTRUMENTS" "means the "Instruments" under and as defined in the Co-gen Participation Agreement.

          "COLLATERAL AGENT" means Citibank, N.A., in its capacity as Collateral Agent under the Non-Sharing Intercreditor Agreement.

          "COLLATERAL TRUSTEE" has the meaning assigned to such term in the preamble to this Agreement.

          "COLLATERAL TRUSTEE'S FEES" means all fees, costs and expenses of the Collateral Trustee of the type described in Section 5.03.

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          "COMPANY" has the meaning assigned to such term in the preamble to this Agreement.

          "CREDIT AGREEMENT OBLIGATIONS" means, collectively, (a) in the case of the Company, the Solutia Credit Agreement Obligations, the Make-Whole Obligations, the Synthetic Lease Obligations, the Designated Letter of Credit Obligations, the Hedging Obligations and Term Loan Facility Obligations, (b) in the case of the Subsidiary Guarantors, all present and future obligations of the Subsidiary Guarantors under the Non-Sharing Security and Guarantee Agreement and (c) in the case of both Grantors, all present and future obligations of the Grantors to the Credit Agreement Secured Parties hereunder.

          "CREDIT AGREEMENT SECURED PARTIES" means, collectively, the Collateral Agent, the Co-gen Agent, the Co-gen Purchasers, the Solutia Lenders, the Astaris Lenders, any Term Loan Facility Lenders and the Administrative Agents (and any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations).

          "CREDIT AGREEMENTS" means, collectively the Solutia Credit Agreement, the Astaris Credit Agreement and the Co-gen Participation Agreement.

          "DEBT" of any Person means, without duplication: (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable on customary trade terms or on other trade terms that are more advantageous to the Company), (d) Capitalized Lease Obligations of such Person and (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

          "DEBT INSTRUMENTS" means, collectively, (i) the Solutia Credit Agreement, (ii) the Astaris Guarantee Agreement, (iii) the Co-gen Participation Agreement, (iv) the Co-gen lease, (v) the Co-gen Instruments,
     (vi) the L/C Agreements, (vii) each Hedging Agreement under which a Credit Agreement Obligation exists, (viii) any agreement pursuant to which a Term Loan Facility is established and (ix) each Existing Note Indenture and New Notes Indenture, and any notes or debentures issued thereunder.

          "DEFAULT RATE" means, with respect to any advance made by any Sharing Secured Party hereunder or under any other Sharing Security Document, the rate per annum at which interest would then be payable on past due Revolving Credit Base Rate Advances under Section 2.07(b) of the Solutia Credit Agreement.

          "DESIGNATED LETTER OF CREDIT" means, collectively, (a) each letter of credit issued by a Solutia Lender for the account of the Company or a Subsidiary that is identified in

                        SHARING INTERCREDITOR AGREEMENT

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     Appendix A hereto and (b) each letter of credit for the account of the
     Company hereafter designated by the Company as a "Designated Letter of Credit" pursuant to Section 3 of the Non-Sharing Intercreditor Agreement.

          "DESIGNATED LETTER OF CREDIT OBLIGATIONS" means all obligations of the Company in respect of Designated Letters of Credit, including any agreements, applications and other instruments entered into in connection with such Designated Letters of Credit.

          "DISTRIBUTION DATE" means the date on which any funds are distributed by the Collateral Trustee in accordance with the provisions of Section 4.01.

          "EVENT OF DEFAULT" means (i) any "Event of Default" under and as defined in the Solutia Credit Agreement or the Co-gen Participation Agreement, (ii) any failure of the Company to pay amounts that become due and payable under the Astaris Guarantee, (iii) any failure of the Company to pay principal or interest when due and payable under any L/C Agreement or (iv) any "Event of Default" under and as defined in any Senior Notes Document.

          "EXISTING MORTGAGED FACILITIES" means the facilities of the Company located in or near Decatur, Alabama, Indian Orchard, Massachusetts, Trenton, Michigan, Greenwood, South Carolina and Alvin, Texas, each of which is subject to a Non-Sharing Mortgage in favor of the Collateral Agent as security, INTER ALIA, for the Non-Sharing Obligations.

          "EXISTING NOTES INDENTURES" means, collectively, the indenture and/or the fiscal agency agreement, as applicable, pursuant to which the following notes or debentures of the Company or Solutia Europe S.A./N.V., as applicable, have been issued: the 6.50% notes due 2002, the 7.375% debentures due 2027, the 6.72% debentures due 2037 and the 6.25% euro notes due 2005, as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "GAAP" means the generally accepted accounting principles in the United States of America.

          "GRANTORS" has the meaning assigned to such term in the preamble to this Agreement.

          "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into with any Solutia Lender (or any affiliate thereof).

          "HEDGING OBLIGATIONS" means obligations of the Company under any Hedging Agreement.

          For purposes hereof, it is understood that any Hedging Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to the Solutia Credit Agreement shall nevertheless continue to constitute

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     Hedging Obligations for purposes hereof, notwithstanding that such Person
     (or its affiliate) may have assigned all of its Advances and other interests in the Solutia Credit Agreement and, at the time a claim is to be made in respect of such Hedging Obligations, such Person (or its affiliate) is no longer a "Lender" party to the Solutia Credit Agreement.

          "INDENTURE TRUSTEES" means (a) in the case of the Existing Notes Indentures, (i) JPMorgan Chase Bank (as successor to The Chase Manhattan
     Bank), in its capacity as indenture trustee under the Indenture dated as of October 1, 1997 relating to the Company's 6.50% notes due 2002, 7.375% debentures due 2027 and 6.72% debentures due 2037 and (ii) Kredietbank S.A. Luxembourgeoise, as Fiscal Agent, relating to Solutia Europe S.A./N.V.'s 6.25% Notes due 2005, guaranteed by the Company (b) in the case of the 2009 Notes Indenture, HSBC Bank USA, in its capacity as indenture trustee, and
     (c) in the case of any other New Notes Indenture, any indenture trustee or fiscal agent under such New Notes Indenture.

          "L/C AGREEMENTS" means the reimbursement agreements pursuant to which Designated Letters of Credit have been (or are in the future) issued.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "MAKE-WHOLE OBLIGATIONS" means all obligations of the Company under the Astaris Guaranty Agreement as in effect on the date hereof and without giving effect to any amendments or supplements made to the Astaris Guaranty Agreement after the date hereof.

          "MARTINSVILLE FACILITY" means the production facility of CPFilms located in or near Martinsville, Virginia.

          "MORTGAGED FACILITIES" means the Existing Mortgaged Facilities and the New Mortgaged Facilities.

          "NEW MORTGAGED FACILITIES" means the Martinsville Facility and Pensacola Facility.

          "NEW NOTES INDENTURE" means any indenture pursuant to which any senior debt securities of the Company are issued which, at the time of such issuance, is designated by the Company as a "New Notes Indenture" pursuant to Section 7.03 for purposes hereof. The parties hereto acknowledge that the 2009 Notes Indenture is a "New Notes Indenture".

          "NEW NOTES INDENTURE DESIGNATION LETTER" has the meaning ascribed thereto in Section 7.03.

          "NON-SHARING INTERCREDITOR AGREEMENT" means the Restated Intercreditor and Collateral Agency Agreement dated as of July [___], 2002 between the Company, the Subsidiary Guarantors, the Solutia Administrative Agent, the Astaris Administrative

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     Agent, the Co-gen Agent and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "NON-SHARING MORTGAGES" means, collectively, one or more instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by the Company in favor of the Collateral Agent for the benefit of the holders of the Non-Sharing Obligations (or in favor of a trustee for the benefit of the Collateral Agent and the holders of the Non-Sharing Obligations), covering the Existing Mortgaged Facilities and securing the Non-Sharing Obligations.

          "NON-SHARING OBLIGATIONS" means, collectively, (i) the obligations of the Grantors to each Solutia Lender (and, in respect of any Hedging Obligations, any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations), each Astaris Lender, each Co-gen Purchaser, each Term Loan Facility Lender and each Administrative Agent and their respective successors and assigns in respect of the Solutia Credit Agreement Obligations, the Make-Whole Obligations, the Synthetic Lease Obligations, the Term Loan Facility Obligations, the Designated Letter of Credit Obligations and the Hedging Obligations and (ii) any Debt incurred by the Company under a Term Loan Facility.

          "NON-SHARING SECURITY AND GUARANTEE AGREEMENT" means the Restated Security and Guarantee Agreement dated as of July [___], 2002 between the Company, the Subsidiary Guarantors and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "PENSACOLA FACILITY" means the manufacturing facility of the Company located in or near Pensacola, Florida.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; and (e) mutual funds which invest in securities issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with

                        SHARING INTERCREDITOR AGREEMENT

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     respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "PRINCIPAL PROPERTY" has the meaning assigned to such term in the Existing Notes Indentures, in each case as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "RELEVANT SHARING OBLIGATIONS" means at any time (a) in the case of any Credit Agreement Secured Party, the aggregate amount of Credit Agreement Obligations held by such Credit Agreement Secured Party at such time that are due and payable (including for these purposes amounts required to be delivered as cover for letters of credit) and (b) in the case of any holder of Senior Notes, the sum of (x) the aggregate principal amount of such Senior Note outstanding at such time PLUS (y) accrued and unpaid interest on such Senior Note outstanding at such time PLUS (z) any other amounts owing on such Senior Notes at such time. For purposes hereof, prior to the date upon which the Collateral Trustee shall have been notified of a Triggering Event, Hedging Obligations shall be excluded from the determination of Relevant Sharing Obligations.

          "REQUISITE SHARING SECURED PARTIES" means, at any time, Solutia Lenders, Astaris Lenders, Co-gen Purchasers, Term Loan Facility Lenders and holders of the Senior Notes holding at such time a majority in principal amount of the sum of (a) the Solutia Revolving Credit Exposures, outstanding Solutia Term Advances and unused Solutia Commitments (each as defined in the Solutia Credit Agreement), (b) the Make-Whole Obligations (which, for purposes hereof, shall be deemed to be equal to 50% of the Astaris Commitments), (c) the Co-gen Instruments, (d) the Term Loan Facility Obligations and (e) the Senior Notes of all Series then Outstanding (as the term "Outstanding" is defined in the Senior Notes Indentures). For purposes hereof, the Collateral Trustee shall be entitled to conclusively rely and act upon a certification from the Solutia Administrative Agent as to the Solutia Revolving Credit Exposures, outstanding Solutia Term Advances and unused Solutia Commitments, upon a certification from the Astaris Administrative Agent as to the Make-Whole Obligations, upon a certification from the Co-gen Agent as to the Co-gen Instruments, upon a certificate from the Company or the relevant agent under the Term Loan Facility as to the Term Loan Facility Obligations and upon a certification from the Indenture Trustees as to the aggregate amount of Senior Notes of all Series Outstanding at any time.

          Notwithstanding the foregoing, to authorize any release pursuant to
     Section 7.02(b), or any amendment pursuant to Section 8.02(ii), "Requisite Sharing Secured Parties" means (i) the Majority Lenders under the Solutia Credit Agreement, (ii) the Majority Lenders under the Astaris Credit Agreement, (iii) the Majority Purchasers under the Co-gen Participation Agreement, (iv) the holders of a majority in principal amount of the Term Loan Facility Obligations and (v) the holders of not less than a majority in principal amount of each Series (voting separately) of Senior Notes

                        SHARING INTERCREDITOR AGREEMENT

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     then Outstanding. For purposes hereof, the Collateral Trustee shall be entitled to conclusively rely upon a certification from the Solutia Administrative Agent that such Majority Lenders under the Solutia Credit Agreement have authorized such release or amendment, upon a certification from the Astaris Administrative Agent that such Majority Lenders under the Astaris Credit Agreement have authorized such release or amendment, upon a certification from the Co-gen Agent that such Majority Purchasers have authorized such release or amendment, upon a certification from the Company or the relevant agent under the Term Loan Facility that holders of a majority of the Term Loan Facility Obligations have authorized such release or amendment and upon a certification from the Indenture Trustees that such majority in principal amount of each Series of Senior Notes have authorized such release or amendment.

          "RESPONSIBLE OFFICER" means any officer within the corporate trust department of the Collateral Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Collateral Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

          "RESTRICTED SUBSIDIARY" has the meaning assigned to such term in the Existing Notes Indentures, in each case as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "SECURITY DOCUMENTS" means, collectively, the Sharing Security Documents and the Non-Sharing Security Documents under and as defined in the Non-Sharing Intercreditor Agreement.

          "SENIOR NOTES" means the notes and debentures issued pursuant to any Existing Notes Indenture or New Notes Indenture.

          "SENIOR NOTES DOCUMENTS" means, collectively, the Existing Notes Indenture, each New Notes Indenture and the Senior Notes issued pursuant to any Existing Notes Indenture or New Notes Indenture.

          "SENIOR NOTES OBLIGATIONS" means the obligations of the Company to pay the principal of, premium, if any, interest on and any other amount owing on, the notes and debentures issued under the Existing Notes Indentures and any New Notes Indenture.

          "SERIES" means, with respect to any Senior Notes, all of the Senior Notes having the same interest rate, maturity and designation.

          "SHARED COLLATERAL" means the property from time to time subject to the Liens of the Sharing Security Documents.

          "SHARED PROPERTY" has the meaning assigned to such term in the preamble to this Agreement.

                        SHARING INTERCREDITOR AGREEMENT

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          "SHARING MORTGAGES" means, collectively, one or more instruments of
     Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by the Company or CPFilms in favor of the Collateral Trustee for the benefit of the holders of the Sharing Obligations (or in favor of a trustee for the benefit of the Collateral Trustee and the holders of the Sharing Obligations), covering the Mortgaged Facilities and securing the Sharing Obligations.

          "SHARING OBLIGATIONS" means, collectively, (i) the Non-Sharing Obligations and (ii) the Senior Notes Obligations.

          "SHARING PERCENTAGE" means at any time (a) in the case of any Credit Agreement Secured Party, the aggregate amount of Credit Agreement Obligations held by such Credit Agreement Secured Party at such time that are due and payable (including for these purposes amounts required to be delivered as cover for letters of credit) expressed as a percentage of the sum (herein, the "RELEVANT SUM") of (w) the total amount of Credit Agreement Obligations that are then due and payable PLUS (x) the sum of the aggregate principal amount of the Senior Notes outstanding at such time PLUS (y) accrued and unpaid interest on such Senior Notes PLUS (z) any other amounts owing on such Senior Notes and (b) in the case of any holder of Senior Notes, the sum of (x) the aggregate principal amount of the Senior Notes held by such holder PLUS (y) accrued and unpaid interest on such Senior Notes PLUS (z) any other amounts owing on such Senior Notes expressed as a percentage of the Relevant Sum. For purposes hereof, (i) prior to the date upon which the Collateral Trustee shall have been notified of a Triggering Event, Hedging Obligations shall be excluded from the determination of Sharing Percentages and (ii) for purposes of calculations hereunder, all amounts denominated in Euros (as defined in the Solutia Credit Agreement) shall be converted into the Dollar Equivalent (as therein defined) thereof as of the applicable date of calculation.

          "SHARING SECURED PARTIES" means, collectively, the Collateral Agent, the Collateral Trustee and the other holders from time to time of the Sharing Obligations.

          "SHARING SECURITY AGREEMENT" means the Sharing Security Agreement dated as of July [___], 2002 between the Company, CPFilms and the Collateral Trustee, as the same shall be modified and supplemented and in effect from time to time.

          "SHARING SECURITY DOCUMENTS" means, collectively, the Sharing Security Agreement, each Sharing Mortgage, and any other pledge agreements, security agreements, assignment agreements, mortgages, deeds of trust or other instruments providing for collateral security on Shared Property from time to time executed by any Grantor in favor of the Collateral Trustee.

          "SOLUTIA ADMINISTRATIVE AGENT" has the meaning assigned to such term in the preamble to this Agreement.

          "SOLUTIA COMMITMENTS" means the "Commitments" under and as defined in the Solutia Credit Agreement .

                        SHARING INTERCREDITOR AGREEMENT

          "SOLUTIA CREDIT AGREEMENT OBLIGATIONS" means the principal and interest on the Advances made by the Solutia Lenders to the Borrowers under and as defined in the Solutia Credit Agreement, all obligations of the Company in respect of Letters of Credit issued thereunder and all other amounts from time to time owing to the Solutia Lenders or the Solutia Administrative Agent under the Solutia Credit Agreement.

          "SOLUTIA REVOLVING CREDIT EXPOSURES" means the "Revolving Credit Exposures" under and as defined in the Solutia Credit Agreement.

          "SOLUTIA TERM ADVANCES" means the "Term Advances" under and as defined in the Solutia Credit Agreement.

          "SUBSIDIARY" has the meaning assigned to such term in the Existing Notes Indenture, in each case as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "SUBSIDIARY GUARANTORS" has the meaning assigned to such term in the Solutia Credit Agreement.

          "SYNTHETIC LEASE OBLIGATIONS" means all obligations of the Company under the Co-gen Guaranty Agreement, the Co-gen Lease and the other Operative Documents (as defined in the Co-gen Participation Agreement); PROVIDED that if such obligations exceed $33,000,000, then only the portion of such obligations that do not exceed $33,000,000, together with interest thereon at the rate specified in the Co-gen Participation Agreement, shall be deemed to be "Synthetic Lease Obligations".

          "TERM LOAN FACILITY" means any term loan facility satisfying the conditions set forth in Section 6.02(f)(x) of the Solutia Credit Agreement and designated by the Company at the time of such incurrence as a "Non-Sharing Obligation" hereunder (with a copy of such designation being delivered to the Collateral Trustee).

          "TERM LOAN FACILITY LENDERS" means the lenders from time to time holding any Term Loan Facility Obligations.

          "TERM LOAN FACILITY OBLIGATIONS" means any Debt incurred by the Company under a Term Loan Facility.

          "TRIGGERING EVENT" means the occurrence of any one or more of the following: (i) the failure to pay in full the principal of any Sharing Obligation upon final maturity thereof, (ii) the occurrence of any "Event of Default" under and as defined in any Senior Notes Document, (iii) the occurrence of a Bankruptcy Event with respect to any Grantor, (iv) the acceleration of the maturity of any Sharing Obligations (other than solely the Make-Whole Obligations or the Hedging Obligations) upon the occurrence of an "Event of Default" under and as defined in the documentation governing such Sharing Obligation or (v) the issuance of any direction by the Collateral Agent to the Collateral Trustee, following the occurrence and during the continuance of any Event of Default, to

                        SHARING INTERCREDITOR AGREEMENT
     commence exercise of any of the Collateral Trustee's rights and remedies hereunder or under any of the Sharing Security Documents.

          "TRUST ESTATE" means the right, title and interest of the Collateral Trustee in, to and under the Sharing Security Documents.

          "2009 NOTES INDENTURE" means the Indenture dated as of July 9, 2002 between SOI Funding Corp., a Delaware corporation, and HSBC Bank USA, a New York banking corporation, as trustee, providing for the issuance by SOI Funding Corp. of its 11.25% Senior Secured Notes due 2009, as modified pursuant to a Supplemental Indenture providing for the assumption by the Company of all of the obligations of SOI Funding Corp. under such Indenture and in respect of such Senior Secured Notes.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          (b) TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 2. REPRESENTATIONS AND WARRANTIES BY GRANTORS. Each Grantor represents and warrants to the Sharing Secured Parties that:

          2.01. INCORPORATION; GOOD STANDING. Such Grantor has been duly organized, is validly existing and in good standing as a corporation or other applicable entity under the laws of the jurisdiction of its organization, is duly qualified to transact business and is in good standing in each state where any Shared Collateral is located except where failure to be so qualified would not have a Material Adverse Effect (as defined in the Solutia Credit Agreement).

          2.02. CORPORATE AUTHORITY; NO BREACH. The execution, delivery and performance by such Grantor of this Agreement and the Sharing Security Documents to which it is a party, and the other transactions contemplated hereby and thereby, are within such Grantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such

                        SHARING INTERCREDITOR AGREEMENT

Grantor's charter or bylaws or (ii) law or any contractual restriction binding on or affecting such Grantor.

          2.03. NO CONSENTS OR APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Grantor of this Agreement or the Sharing Security Documents to which it is a party, other than those authorizations, approvals, notices, filings and actions that have been obtained, filed or taken on or before the date hereof by such Grantor or the Company. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the transactions contemplated hereby or thereby, except for (i) filings and recordings in respect of the Security Documents and (ii) the authorizations, approvals, actions, notices and filings (x) the failure to obtain would not have a Material Adverse Effect (as defined in the Solutia Credit Agreement) or (y) which have been duly obtained, taken, given or made and are in full force and effect.

          2.04. ENFORCEABLE OBLIGATIONS, ETC. This Agreement has been and each of the Sharing Security Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by such Grantor. This Agreement is, and each of the Sharing Security Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with their respective terms.

          Section 3. DECLARATION AND ACCEPTANCE OF TRUST; REMEDIES.

          3.01 DECLARATION AND ACCEPTANCE OF TRUST. The Collateral Trustee hereby declares, and each of the Grantors agrees, that the Collateral Trustee holds the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Sharing Secured Parties as provided herein. By acceptance of the benefits of this Agreement and the Sharing Security Documents, each Sharing Secured Party (whether or not a signatory hereto) (i) consents to the appointment of the Collateral Trustee as trustee hereunder, (ii) confirms that the Collateral Trustee shall have the authority to act as the exclusive agent of such Sharing Secured Party for enforcement of any remedies under or with respect to the Sharing Security Documents and the giving or withholding of any consent or approval under the Shared Collateral or any Grantor's obligations with respect thereto and (iii) agrees that, except as expressly provided in this Agreement, it shall not take any action to enforce any of such remedies or give any such consents or approvals.

          3.02 DETERMINATIONS RELATING TO SHARED COLLATERAL. In the event (i) the Collateral Trustee shall at any time receive any written request from any Grantor under a Sharing Security Document for consent or approval with respect to any matter or thing relating to any Shared Collateral or such Grantor's obligations with respect thereto or (ii) there shall be due to or from the Collateral Trustee under the provisions of any Sharing Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Collateral Trustee shall receive notice of any nonperformance by any Grantor of any covenant or any breach of any representation or warranty set forth in any Sharing Security Document, then, in each such event, the Collateral Trustee shall advise each Administrative Agent, the Co-gen Agent, the Collateral

                        SHARING INTERCREDITOR AGREEMENT

Agent and each Indenture Trustee of the matter or thing as to which consent has been requested or the performance or instrument or other document required to be delivered or the nonperformance or breach of which the Collateral Trustee has received notice. Subject to the provisions of Section 7.02(b) and 8.02(ii), the Collateral Agent shall at all times have the exclusive authority to direct the Collateral Trustee's response to any of the events or circumstances contemplated in clauses (i), (ii) or (iii) above.

          3.03 ACKNOWLEDGEMENT OF LIEN PRIORITY. The Grantors and the Sharing Secured Parties (by acceptance of this Agreement) each agrees that the Lien of the Non-Sharing Mortgages on each Existing Mortgaged Facility is senior in right of security to the Lien of the Sharing Mortgages on each such Existing Mortgaged Facility to the extent of the "Senior Lien Limit" under and as defined in the Non-Sharing Mortgages covering the Existing Mortgaged Facilities. The Collateral Trustee agrees at any time and from time to time, prior to the time that a Responsible Officer of the Collateral Trustee shall have actual knowledge of the occurrence of a Triggering Event, to execute and deliver such supplements to the Sharing Mortgages covering the Existing Mortgaged Facilities, as the Collateral Agent shall request in order to acknowledge an increase in the "Senior Lien Limit" under and as defined in the Non-Sharing Mortgages covering the Existing Mortgaged Facilities.

          3.04 REMEDIES.

          (a) NOTICE OF TRIGGERING EVENT. Upon becoming aware of the occurrence of any Triggering Event, the Solutia Administrative Agent, the Astaris Administrative Agent, the Co-gen Agent, the Collateral Agent or any Indenture Trustee, as applicable, shall promptly give written notice thereof to the Collateral Trustee, and the Collateral Trustee, upon receipt of such notice, shall promptly notify the Solutia Administrative Agent, the Astaris Administrative Agent, the Co-gen Agent, the Collateral Agent, the Indenture Trustees and the Grantors in writing that a Triggering Event has occurred.

          (b) DIRECTIONS TO COLLATERAL TRUSTEE. The Collateral Agent shall at all times (whether before or after the occurrence of a Triggering Event) have the right and authority to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the Shared Collateral, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate (including the making of any determinations to be made by the Collateral Trustee thereunder); PROVIDED that (i) following the occurrence of a Triggering Event, the Requisite Sharing Secured Parties shall have the right at any time to assume such right and authority of the Collateral Agent by notice to the Administrative Agents, the Co-gen Agent, the Indenture Trustees, the Collateral Agent and the Collateral Trustee and, thereafter, shall have the exclusive right and authority to direct the Collateral Trustee as to such matters and (ii) nothing in this Section 3.04 shall impair the right of the Collateral Trustee in its discretion to take any action deemed proper by the Collateral Trustee and which is not inconsistent with such direction by the Collateral Agent or Requisite Sharing Secured Parties, as applicable.

          3.05 RIGHT TO MAKE ADVANCES. In the event an advance of funds shall at any time be required in the reasonable judgment of the Collateral Agent, for the preservation or

                        SHARING INTERCREDITOR AGREEMENT
maintenance of any Shared Collateral, any Credit Agreement Secured Party, with the consent of the Collateral Agent (or, if the Requisite Sharing Secured Parties shall have assumed the right and authority of the Collateral Agent as contemplated by Section 3.04(b), with the consent of the Requisite Sharing Secured Parties), shall be entitled to make such advance on behalf of, or in lieu of, the Collateral Trustee after reasonable notice to the Company of its intention to do so but without notice to any other Sharing Secured Party. Each such advance shall constitute a Collateral Trustee's Fee and shall be repaid as if such advance were a Collateral Trustee's Fee, with interest at the applicable Default Rate, by the Company upon demand by the Collateral Trustee, and in any event, whether or not such demand shall have been made, out of the proceeds of any Shared Collateral distributed pursuant to clause FIRST of Section 4.01. In the event any Sharing Secured Party shall receive any funds which, under this
Section 3.05, belong to the Collateral Trustee or any other Sharing Secured Party, such Sharing Secured Party shall remit such funds promptly to the Collateral Trustee for distribution to the Collateral Trustee or such other Sharing Secured Party, as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Trustee or such other Sharing Secured Party, as the case may be.

          3.06 NATURE OF SHARING SECURED PARTIES' RIGHTS. All of the Sharing Secured Parties shall be bound by any instruction or direction given by the Collateral Agent or the Requisite Sharing Secured Parties, as applicable, pursuant to this Section 3.

          Section 4. APPLICATION OF CERTAIN AMOUNTS.

          4.01 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, including Section 3.03 hereof, the proceeds of any collection, sale or other realization of all or any part of the Shared Collateral pursuant to any of the Sharing Security Documents, and any other cash at the time held by the Collateral Trustee under this Agreement or any of the Sharing Security Documents, shall be applied by the Collateral Trustee as soon as practicable after receipt (or as and when required by the relevant Sharing Security Document) as follows:

          FIRST, to the Collateral Trustee in an amount equal to the Collateral Trustee's Fees which are unpaid as of the applicable Distribution Date PLUS the amount of Collateral Trustee's Fees advanced or paid by any Person (other than the Company) which has theretofore advanced or paid any such Collateral Trustee's Fees and any amount referred to in Section 3.05 paid by any Person (with interest thereon at the applicable Default Rate) which amount the Collateral Trustee shall pay to such Person (and to the extent such amount refers to amounts advanced pursuant to Section 3.05, a like amount of such advance shall be discharged);

          SECOND, after and giving effect to the payment in full of the Sharing Obligations referred to in clause FIRST above, to the Sharing Secured Parties equally and ratably, each in proportion to their respective Sharing Percentages of the Relevant Sharing Obligations then held by them, until all the Sharing Obligations have been paid in full (or monies set aside for such payment in full as provided in the next paragraph); and

          THIRD, after payment in full of all Sharing Obligations (or the set aside of monies for such payment in full as provided in the next paragraph) and the termination of all of

                        SHARING INTERCREDITOR AGREEMENT
     the commitments and letters of credit under the Credit Agreements, to the applicable Grantor or its successors or assigns, as its interests may appear.

          In the event that at the time of any application of monies pursuant to clause SECOND above any Senior Note Obligations held by any holder of Senior Notes shall not have been declared (or become) due and payable, then on the date of such application, the Collateral Trustee shall set aside the monies that would otherwise have been paid to such holder in respect of such Senior Note Obligations into a segregated collateral account for the exclusive right and benefit of such holder, and shall notify the respective Indenture Trustee for such Senior Note Obligations of the amount so deposited into such segregated collateral account; PROVIDED that solely with respect to Senior Notes Obligations under the 2009 Notes Indenture and solely with respect to the proceeds of a disposition constituting an Asset Sale (as defined in the 2009 Notes Indenture), if no Triggering Event or Event of Default (as defined in the 2009 Notes Indenture) has occurred and is continuing, the monies otherwise allocable to the 2009 Notes pursuant to the foregoing shall be paid to the Company for use in accordance with the third and fourth paragraphs of Section 4.12(a) of the 2009 Notes Indenture and otherwise subject to the terms and conditions set forth therein. The balance from time to time held in any such segregated collateral account shall be invested in such Permitted Investments as the Collateral Trustee shall from time to time in its discretion determine and shall be available for application to the Senior Note Obligations held by such holder upon request of such holder (or an Indenture Trustee on its behalf) until such time as all such Senior Note Obligations have been paid in full, PROVIDED that if (a) any such Senior Note Obligations shall have been declared (or become) due and payable and (b) no such request shall have been received by the Collateral Trustee for application to such Senior Note Obligations within the Applicable Period after such Senior Note Obligations have been declared (or become) due and payable, then the portion of such monies that would otherwise have been applied to such Senior Note Obligations shall be applied by the Collateral Trustee in the manner specified in clause SECOND or, if applicable, clause THIRD above.

          For purposes hereof, "APPLICABLE PERIOD" means (a) two years with respect to the 6.25% Euro Notes due 2005 issued by Solutia Europe S.A./N.V., (b) three years with respect to the 6.50% notes due 2002, 7.375% debentures due 2027 and 6.72% debentures due 2037, in each case issued by the Company and (c) with respect to Senior Note Obligations under any New Notes Indenture, such period as is prescribed in such New Notes Indenture for the discharge from trust of unclaimed monies deposited with the applicable trustee or paying agent.

          The Company shall deliver to the applicable Indenture Trustee, within 5 days after the applicable Senior Note Obligations have been declared (or become) due and payable, notice that monies referred to in the second paragraph of this Section 4.01 have been set aside into a segregated collateral account for the exclusive right and benefit of the holders of such Senior Notes Obligations.

          4.02 RELIANCE BY COLLATERAL TRUSTEE; PAYMENTS. The Collateral Trustee shall be entitled to conclusively rely upon a certificate from each Administrative Agent and the Co-gen Agent as to the aggregate amount of Credit Agreement Sharing Obligations that on any Distribution Date are held by any Credit Agreement Secured Party and as to the amount thereof that are due and payable, and shall remit the amount of any cash to be applied pursuant to clause SECOND of Section 4.01 to the Credit Agreement Sharing Obligations that are then due and

                        SHARING INTERCREDITOR AGREEMENT
payable directly to such Administrative Agent or the Co-gen Agent, as applicable (it being understood that, for purposes hereof, amounts to be applied to Designated Letter of Credit Obligations shall be remitted directly to the Collateral Agent to be held as cover for the Designated Letter of Credit Obligations as provided in Section 5.04 of the Non-Sharing Security and Guarantee Agreement). Similarly, the Collateral Trustee shall be entitled to conclusively rely upon a certificate from the Indenture Trustees as to the aggregate amount of Senior Note Obligations that on any Distribution Date are held by any holder of Senior Notes and as to the amount thereof that are due and payable, and shall, except to the extent provided in the second paragraph of
Section 4.01, remit the amount of any cash to be applied pursuant to clause SECOND of Section 4.01 to the Senior Note Obligations that are then due and payable directly to the respective Indenture Trustees.

          4.03 PAYMENT PROVISIONS. For the purposes of applying the provisions of Section 4.01, all interest to be paid on any of the Sharing Obligations pursuant to the terms of any Debt Instrument shall, as among the Sharing Secured Parties and irrespective of whether such interest is or would be recognized or allowed in any bankruptcy or similar proceeding, be treated as a Sharing Obligation for purposes hereof.

          4.04 CERTAIN PROCEEDS OF SHARED COLLATERAL. Anything herein or in any of the other Sharing Security Documents to the contrary notwithstanding, the Collateral Trustee shall promptly remit to the Company any amounts standing to the credit of the Shared Collateral Account under and as defined in the Sharing Security Agreement if, prior to the time that a Responsible Officer of the Collateral Trustee shall have actual knowledge of the occurrence of a Triggering Event, the Collateral Trustee shall be instructed by the Collateral Agent to remit such amounts to the Company.

          Section 5. AGREEMENTS WITH COLLATERAL TRUSTEE.

          5.01 DELIVERY OF DEBT INSTRUMENTS. On or before the date hereof, the Company shall have delivered to the Collateral Trustee a true and complete copy of each of the Debt Instruments as in effect on the date hereof. Promptly upon the execution thereof, the Company shall deliver to the Collateral Trustee a true and complete copy of any and all amendments, modifications or supplements to any Debt Instrument and of any Hedging Agreement or New Notes Indenture hereafter entered into constituting a Debt Instrument.

          5.02 INFORMATION AS TO HOLDERS. Each Administrative Agent, the Co-gen Agent and the applicable Indenture Trustee shall deliver to the Collateral Trustee within 30 days after request by the Collateral Trustee, a list setting forth (as of the date of such request), (a) in the case of the Administrative Agents and the Co-gen Agent, for each Debt Instrument pursuant to which any Credit Agreement Sharing Obligations are outstanding and (b) in the case of the applicable Indenture Trustee, for the Senior Notes, (i) the aggregate principal amount then outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, (iii) the amount thereof then due and payable and (iv) the names of the holders thereof and the unpaid principal amount thereof then due and payable to each such holder. In addition, each Administrative Agent, the Co-gen Agent and the applicable Indenture Trustee shall furnish to the Collateral Trustee within 30 days of a request therefor a list (as of the date of such request) setting forth the name and address of each party to whom notices must be sent under (x) in the case of the

                        SHARING INTERCREDITOR AGREEMENT

Administrative Agents and the Co-gen Agent, the Debt Instruments pursuant to which any Credit Agreement Sharing Obligations are outstanding and (y) in the case of the applicable Indenture Trustee, the Senior Notes Documents, and the Company agrees to furnish promptly to the Collateral Trustee any changes or additions to such list.

          5.03 EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) COSTS AND EXPENSES. The Grantors jointly and severally agree to pay (i) to the Collateral Trustee, from time to time upon demand, compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate, as heretofore or from time to time agreed upon in writing between the Collateral Trustee and the Company, (ii) all reasonable out-of-pocket expenses incurred by the Collateral Trustee and its affiliates, including the reasonable fees, charges and disbursements of counsel for the Collateral Trustee, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred or required to be advanced by the Collateral Trustee in connection with the administration of the Trust Estate or the preservation, protection or defense of the Collateral Trustee's rights under this Agreement and in and to the Shared Collateral and the Trust Estate, (iv) all out-of-pocket expenses incurred by the Collateral Trustee, including the fees, charges and disbursements of any counsel for the Collateral Trustee, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 5.03, including in connection with any workout, restructuring or negotiations in respect thereof and (v) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other document referred to therein.

          (b) INDEMNIFICATION BY THE GRANTORS. The Grantors jointly and severally agree to indemnify and hold harmless the Collateral Trustee and its directors, officers, employees, agents and advisors from and against any and all claims, losses, liabilities, obligations, damages and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against the Collateral Trustee or any such Person (hereinafter the "INDEMNIFICATION AMOUNT") arising out of, related to or in connection with (i) this Agreement or any other Security Document (including the enforcement of any Security Document) or (ii) any refund or adjustment of any amount paid or payable to the Collateral Trustee under or in respect of any Security Document or any Shared Collateral, or any interest thereon, which may be ordered or otherwise required by any Person, except to the extent such claims, losses, liabilities, damages and expenses are found by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. If the Grantors fail to pay on demand the Indemnification Amount, interest will accrue thereon at a rate per annum equal to that specified in Section 2.07(b) of the Solutia Credit Agreement from the scheduled date for payment thereof until the actual date of payment and such interest shall be added to the Indemnification Amount.

          (c) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as

                        SHARING INTERCREDITOR AGREEMENT
opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby.

          (d) PAYMENTS. All amounts due under this Section 5.03 shall be payable promptly after written demand therefor.

          5.04 FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Collateral Agent or the Collateral Trustee, and at the expense of the Grantors, each Grantor shall promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or desirable or as the Collateral Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement.

          Section 6. THE COLLATERAL TRUSTEE.

          6.01 CERTAIN DUTIES. The Collateral Trustee's duties in respect of the Trust Estate shall include the taking of action with respect to applications of the Grantors or others for consents, waivers, releases or other matters relating to the Trust Estate or the Shared Collateral as is explicitly required of the Collateral Trustee pursuant to the terms hereunder and the prosecution following any Triggering Event of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 3.02 and 3.04. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of any Shared Collateral in its possession, under the Uniform Commercial Code or otherwise, shall be to deal with such Shared Collateral in the same manner as it customarily deals with similar collateral of other parties held by it.

          6.02 EXCULPATORY PROVISIONS.

          (a) NO REPRESENTATIONS. The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the Grantors. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by the Sharing Security Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Sharing Security Documents or this Agreement or of the Sharing Obligations, and the Collateral Trustee shall incur no liability or responsibility with respect to any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, including as to the preparation or filing of any Uniform Commercial Code financing statements.

          (b) LIMITATIONS UPON DUTIES. The Collateral Trustee shall not be required to ascertain or inquire as to the performance by any Grantor or any other Person of any of the covenants or agreements contained herein, in the Sharing Security Documents or in any Debt Instrument or any other agreement or instrument referred to therein. Whenever it is necessary for the Collateral Trustee to ascertain the amount of Sharing Obligations then held by a Sharing Secured Party, the Collateral Trustee may conclusively rely on a certificate of the Solutia Administrative Agent (in the case of the Solutia Credit Agreement Obligations and the

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                                     - 20 -

Designated Letter of Credit Obligations), the Astaris Administrative Agent (in the case of the Make-Whole Obligations), the Co-gen Agent (in the case of the Synthetic Lease Obligations), the Company or the relevant agent under the Term Loan Facility (in the case of the Term Loan Facility Obligations) and the applicable Indenture Trustee (in the case of the Senior Notes Obligations) as to such amount.

          (c) LIMITATIONS UPON LIABILITY. The Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement, the Sharing Security Documents or any Debt Instrument, except for such actions or omissions that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Trustee. The Collateral Trustee and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Collateral Trustee were not the collateral trustee hereunder.

          6.03 DELEGATION OF DUTIES. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact which it shall select with due care. The Collateral Trustee shall not be responsible for the negligence or willful misconduct of any agents or attorneys-in-fact selected by it with due care.

          6.04 RELIANCE BY COLLATERAL TRUSTEE.

          (a) RELIANCE UPON CERTIFICATES OF COMPANY. Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Trustee, such matter (unless other evidence in respect thereof be herein or in the Sharing Security Documents specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of the Company delivered to the Collateral Trustee, and such officers' certificate shall be full warranty to Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

          (b) CONSULTATION WITH COUNSEL. The Collateral Trustee may consult with counsel of its own selection, and any opinion or advice of such counsel (which may be in-house counsel for the Collateral Trustee) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

          (c) RELIANCE UPON RESOLUTIONS, ETC. The Collateral Trustee may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document (whether in its original or facsimile form) which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any

                        SHARING INTERCREDITOR AGREEMENT

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                                     - 21 -

certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or the Sharing Security Documents.

          (d) CONFLICT OR DOUBT IN ACTIONS TO BE TAKEN. In the event any disagreement between the Credit Agreement Secured Parties and the holders of the Senior Notes shall result in a proceeding in a court of competent jurisdiction being instituted with respect to the proper action to be taken by the Collateral Trustee hereunder, and an order shall be issued enjoining the Collateral Trustee from taking any action hereunder or under any Sharing Security Document, the Collateral Trustee shall be entitled to refrain from taking action hereunder and to retain the Trust Estate until the Collateral Trustee shall have received a replacement or supplemental order of such court with respect to the action to be taken. Any such replacement or supplemental order of a court shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Collateral Trustee to the effect that said opinion is final and nonappealable.

          In addition, in the event that the Collateral Trustee in good faith is in doubt as to what action it should take hereunder, the Collateral Trustee shall be entitled to refrain from taking action hereunder and to retain the Trust Estate until the Collateral Trustee shall have received a direction from the Administrative Agent with respect to the action to be taken (or, if the Requisite Sharing Secured Parties shall have assumed the right and authority of the Collateral Agent as contemplated by Section 3.04(b), a direction of the Requisite Sharing Secured Parties).

          6.05 LIMITATIONS ON DUTIES OF COLLATERAL TRUSTEE. The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Collateral Agent or, to the extent provided in Sections 3.04(b), 7.02(b) and 8.02(ii), the Requisite Sharing Secured Parties. Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Collateral Agent or, to the extent provided in Sections 3.04(b), 7.02(b) and 8.02(ii), the Requisite Sharing Secured Parties. Upon reasonable prior notice, the Collateral Trustee shall make available for inspection and copying during normal business hours by any Sharing Secured Party each certificate or other paper furnished to the Collateral Trustee by any Grantor, either Administrative Agent, the Co-gen Agent, the Collateral Agent or any Indenture Trustee under or in respect of this Agreement, the Sharing Security Documents or any portion of the Trust Estate.

          6.06 MONEYS TO BE HELD IN TRUST. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

          6.07 RESIGNATION AND REPLACEMENT OF COLLATERAL TRUSTEE.

          (a) RESIGNATION. The Collateral Trustee may at any time, by giving 30 days' prior written notice to the Company, the Administrative Agents, the Co-gen Agent, the Collateral Agent and the Indenture Trustees, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 30 days from the date of such notice and (ii) the appointment of a successor collateral trustee or collateral trustees, proposed by the Company, reasonably acceptable to the Indenture Trustees and the Collateral Agent, by the Collateral Agent (determined after consultation with the Company) and, with respect to any

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

Indenture Trustee, if no objection has been received from such Indenture Trustee within 10 days of such proposal, such Indenture Trustee shall have been deemed to have approved such collateral trustee or collateral trustees. If no successor collateral trustee or collateral trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation, the Collateral Trustee (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation), the Collateral Agent or the Company may at the expense of the Company, apply to any court of competent jurisdiction to appoint a successor collateral trustee or collateral trustees (which may be an individual or individuals) to act until such time, if any, as a successor collateral trustee or collateral trustees shall have been appointed as above provided. Any successor collateral trustee or collateral trustees so appointed by such court shall immediately and without further act be superseded by any successor collateral trustee or collateral trustees approved by the Collateral Agent as above provided. In connection with the foregoing, the Company hereby agrees with the Sharing Secured Parties to pay the fees, costs and expenses of any successor collateral trustee, and to provide indemnification to any successor collateral trustee, to the same extent as it provides the same to the predecessor collateral trustee.

          (b) APPOINTMENT OF SUCCESSOR COLLATERAL TRUSTEE. If at any time the Collateral Trustee shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Trustee for any other cause, a successor collateral trustee or collateral trustees, reasonably acceptable to the Indenture Trustees and the Collateral Agent (determined after consultation with the Company) and, with respect to any Indenture Trustee, if no objection has been received from such Indenture Trustee within 10 days of such proposal, such Indenture Trustee shall have been deemed to have approved such collateral trustee or collateral trustees, may be appointed by the Administrative Agents, the Co-gen Agent and the Collateral Agent, and the powers, duties, authority and title of the predecessor collateral trustee or collateral trustees terminated and canceled without procuring the resignation of such predecessor collateral trustee or collateral trustees, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor collateral trustee or collateral trustees in writing, duly acknowledged, delivered to the predecessor collateral trustee or collateral trustees, and filed for record in each public office, if any, in which this Agreement is required to be filed.

          (c) RIGHTS OF SUCCESSOR COLLATERAL TRUSTEE. The appointment and designation referred to in Section 6.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral trustee or collateral trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral trustee or collateral trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of either Administrative Agent, the Co-gen Agent, the Collateral Agent or any successor collateral trustee or collateral trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral trustee or collateral trustees.

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

          (d) FILINGS AT EXPENSE OF COMPANY. Any required filing for record of the instrument appointing a successor collateral trustees as hereinabove provided shall be at the expense of and done by the Company.

          6.08 QUALIFICATIONS OF SUCCESSORS TO COLLATERAL TRUSTEE. Except as permitted by Section 6.07, any successor to the Collateral Trustee appointed pursuant to Section 6.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States of America or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000.

          6.09 MERGER OF COLLATERAL TRUSTEE. Any Person into which the Collateral Trustee may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Collateral Trustee shall be a party, or any Person acquiring all or substantially all of the corporate trust business of the Collateral Trustee, shall be the Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

          6.10 APPOINTMENT OF ADDITIONAL AND SEPARATE COLLATERAL TRUSTEE. Whenever (i) the Collateral Trustee or the Collateral Agent shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Shared Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Shared Collateral, or (ii) the Collateral Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Sharing Secured Parties, then in any such case, the Collateral Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Collateral Trustee either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Trustee deemed necessary or advisable by the Collateral Trustee. Each of the Grantors hereby consents to all actions taken by the Collateral Trustee under the foregoing provisions of this Section 6.10.

          Section 7. RELEASE OF COLLATERAL; EXPIRATION OF HEDGING RIGHTS; DESIGNATIONS OF NEW NOTES INDENTURES.

          7.01 RELEASE OF TRUST ESTATE; EXPIRATION OF CERTAIN RIGHTS. Notwithstanding any contrary provision herein, the Trust Estate shall be assigned and released to (i) the Collateral Agent for the benefit of the Credit Agreement Secured Parties and the other holders of Credit Agreement Obligations (and such release confirmed in a written instrument in form satisfactory to the Collateral Agent) on the earlier of the date (a) on which all the Senior Notes Obligations shall have been paid in full to the holders thereof or (b) that is ten days after the provisions of the Senior Notes Documents that require equal and ratable security shall be held to be invalid, void or unenforceable by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, or (ii) the applicable Grantor on the date on which all the Credit Agreement

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

Obligations have been paid in full, all Designated Letters of Credit and Letters of Credit issued under the Solutia Credit Agreement expired or terminated and the Solutia Commitments have been terminated, the Solutia Administrative Agent has given written notice thereof to the Collateral Trustee and all the Collateral Trustee's Fees have been paid in full.

          7.02 RELEASES OF SHARED COLLATERAL.

          (a) PRIOR TO TRIGGERING EVENT. At any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, no Triggering Event has occurred and is continuing, the Lien of the Sharing Security Documents may, at any time, be released in whole or in part by the Collateral Trustee pursuant to written directions signed by the Collateral Agent, PROVIDED that no such release shall be effected in such a manner so that fewer than all, but not all, of the Sharing Secured Parties continue to be entitled to the benefits of such Lien (or become entitled to the benefits of a substitute Lien) without each of the Sharing Secured Parties hereunder being equally and ratably secured on the respective property subject to such Lien (to the extent such property is Shared Property). No such release shall require any consent or approval by any other Sharing Secured Party.

          (b) AFTER TRIGGERING EVENT. At any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, a Triggering Event has occurred and is continuing, the Lien of the Sharing Security Documents may, at any time, be released in whole or in part by the Collateral Trustee only pursuant to written directions signed by the Requisite Sharing Secured Parties PROVIDED that no such release shall be effected in such a manner so that fewer than all, but not all, of the Sharing Secured Parties continue to be entitled to the benefits of such Lien (or become entitled to the benefits of a substitute
Lien) without each of the Sharing Secured Parties hereunder being equally and ratably secured on the respective property subject to such Lien (to the extent such property is Shared Property).

          7.03 NEW NOTES INDENTURES. In the event that after the date hereof the Company issues any senior debt securities in connection with any Capital Markets Transaction (as defined in the Solutia Credit Agreement) permitted under the Solutia Credit Agreement then, the Company may at its option designate the indenture or other agreements pursuant to which such securities are issued as a "New Notes Indenture" for purposes hereof by furnishing to the Collateral Trustee (with a copy thereof to the Administrative Agents, the Co-gen Agent and the Collateral Agent) a letter (a "NEW NOTES INDENTURE DESIGNATION LETTER"), in such form as shall be acceptable to the Collateral Agent and the Collateral Trustee, duly completed and executed by the Company. Upon any such designation of a New Notes Indenture, such New Notes Indenture shall be entitled to the benefits of the Sharing Obligations subject to the terms and conditions of, and to the extent provided in, this Agreement.

          Section 8. MISCELLANEOUS.

          8.01 EQUAL AND RATABLE SECURITY. This Agreement is intended to comply with the provisions of the Senior Notes Documents to secure the unpaid principal of, premium, if any, and accrued interest on the Senior Notes equally and ratably with the Credit Agreement Obligations in respect of the Shared Property. To the extent that the rights and benefits herein or in any of the Sharing Security Agreement conferred on the holders of the Senior Notes or the Indenture

                        SHARING INTERCREDITOR AGREEMENT

Trustees shall be held by a final judgment of a court of competent jurisdiction, no longer subject to appeal or review, to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide to such holders and the Indenture Trustees only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the Indenture Trustees are expressly reserved to the Collateral Agent and the other Credit Agreement Secured Parties, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Senior Notes Documents, this Agreement would not have been accepted by the Administrative Agents, the Co-gen Agent, the Collateral Agent, the Solutia Lenders, the Astaris Lenders or the Co-gen Purchasers.

          8.02 AMENDMENTS, SUPPLEMENTS AND WAIVERS. This Agreement and any other Sharing Security Document may be amended at any time by an instrument in writing between the parties hereto; PROVIDED that (i) at any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, no Triggering Event has occurred and is continuing, (x) it shall not be necessary for the Indenture Trustees to join in any such instrument except to the extent that the same would adversely affect the rights of the holders of the Senior Notes to equally and ratably share in the security provided for herein and in the Sharing Security Documents and (y) the Collateral Trustee will upon the instruction of the Collateral Agent execute such instrument (except that the Collateral Trustee shall not be obligated to execute any such instrument to the extent it would affect the Collateral Trustee's own rights, duties or immunities under this Agreement or the Sharing Security Documents) and (ii) at any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, a Triggering Event has occurred and is continuing, the Collateral Trustee will execute such instrument only upon the instruction of the Requisite Sharing Secured Parties (except that the Collateral Trustee shall not be obligated to execute any such instrument to the extent it would affect the Collateral Trustee's own rights, duties or immunities under this Agreement or the Sharing Security Documents). To determine that, under the foregoing clause
(i)(x), it is not necessary for the Indenture Trustees to join in such amendment, the Collateral Trustee shall be provided with (and shall be entitled to rely upon) an opinion of counsel to the effect that such amendment would not adversely affect the rights of the holders of the Senior Notes to equally and ratably share in the security provided for herein and in the Sharing Security Documents.

          8.03 NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to any Grantor, care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Vice President and Treasurer, telephone number (314) 674-8250, telecopier number (314) 674-6755, with a copy in care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: General Counsel, telephone number (314) 674-3586, telecopier number (314) 674-2721;

          (ii) if to the Solutia Administrative Agent, at its address at Citibank, N.A., Two Penns Way, Suite 200, New Castle, DE 19720, Attention:
     Timothy Smith (or his successor), telephone number (302) 894-6059, telecopier number (302) 894-6120;

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

          (iii) if to the Astaris Administrative Agent, at its address at Bank of America, N.A., 101 North Tryon Street, Charlotte, North Carolina 28255,
     Attention: Ms. Kelly Weaver and Ms. Angela Berry, telephone number (704) 388-6483, telecopier number (704) 409-0014;

          (iv) if to the Co-gen Agent, at its address at Citibank, N.A., Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720,
     Attention: Brian Maxwell, telephone number (302) 894-6023, telecopier number (302) 894-6059;

          (v) if the Collateral Agent, at its address at Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Jim Simpson, telephone number (212) 816-8208, telecopier number (212) 816-8051;

          (vi) if to the Collateral Trustee, at its address at HSBC Bank USA, 425 Fifth Avenue, New York, New York 10018 (if by mail) or 10 East 40th Street, 14th Floor, New York, New York 10016 (if delivered), Attention:
     Issuer Services, telephone number (212) 525-1351, telecopier number (212) 525-1300; and

          (vii) if to any Indenture Trustee, at the address for notices provided in the respective Existing Notes Indenture or New Notes Indenture under which such Indenture Trustee serves as indenture trustee or fiscal agent;

or, in the case of any party, at such other address as shall be designated by it in a written notice to each of the other parties. All such notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          8.04 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          8.05 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          8.06 DEALINGS WITH THE GRANTORS. Upon any application or demand by any Grantor to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or under any Sharing Security Document, such Grantor shall furnish to the Collateral Trustee (with a copy thereof to the Collateral Agent) a certificate of an appropriate officer and an opinion of counsel stating that all conditions precedent, if any, provided for in this Agreement and Sharing Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or the Sharing Security Documents relating to such particular application or demand, no additional certificate or opinion need be furnished.

                        SHARING INTERCREDITOR AGREEMENT

          8.07 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor, the Collateral Trustee, each Sharing Secured Party and each holder of any of the Sharing Obligations (PROVIDED that no Grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Trustee and the Collateral Agent)

          8.08 GOVERNING LAW; JURISDICTION; ETC.

          (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          (b) JURISDICTION. Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Sharing Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Grantors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Sharing Security Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any Sharing Security Document in the courts of any jurisdiction.

          (c) WAIVER OF VENUE. Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Sharing Security Document in any court referred to in paragraph (b) of this
Section 8.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
8.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          8.09 COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          8.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

                        SHARING INTERCREDITOR AGREEMENT

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARING SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

          8.11 NO WAIVER. No failure on the part of the any Sharing Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Sharing Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          8.12 SURVIVAL. The provisions of Section 5.03 and Section 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or removal of the Collateral Trustee, the repayment of the Sharing Obligations, the termination or expiration of all Designated Letters of Credit and Letters of Credit issued under the Solutia Credit Agreement, and the termination of the Solutia Commitments.

          8.13 ADDITIONAL SUBSIDIARY GUARANTORS. As contemplated in Section 6.01(l) of the Solutia Credit Agreement, certain new domestic Restricted Subsidiaries of the Company formed or acquired by the Company after the date hereof, are required to become a "Subsidiary Guarantor" under this Agreement, by executing and delivering to the Collateral Agent and the Collateral Trustee a Guarantee Assumption Agreement in the form of Exhibit J to the Solutia Credit Agreement. In addition, as contemplated by Section 4.19 of the 2009 Notes Indenture, any such newly-formed or acquired domestic Restricted Subsidiary is required to become a Guarantor under the 2009 Notes Indenture pursuant to a supplement to the 2009 Notes Indenture. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement or supplement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" and a "Grantor" for all purposes of this Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2.

                        SHARING INTERCREDITOR AGREEMENT

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                       SOLUTIA INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: Vice President and Treasurer


                                       CPFILMS INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: Attorney-in-Fact


                                 ADMINISTRATIVE AGENTS

                                       CITIBANK, N.A., as Administrative Agent


                                       By: /s/ James N. Simpson
                                          -------------------------------------
                                          Name: James N. Simpson
                                          Title: Vice President


                                       BANK OF AMERICA, N.A., as Administrative
                                          Agent


                                       By: /s/ Donald J. Chin
                                          -------------------------------------
                                          Name: Donald J. Chin
                                          Title: Managing Director


                        SHARING INTERCREDITOR AGREEMENT

                                 CO-GEN AGENT

                                       CITIBANK, N.A., as Agent for the Co-gen
                                          Purchasers


                                       By: /s/ James N. Simpson
                                          -------------------------------------
                                          Name: James N. Simpson
                                          Title: Vice President


                                 COLLATERAL AGENT

                                       CITIBANK, N.A., as Collateral Agent


                                       By: /s/ James N. Simpson
                                          -------------------------------------
                                          Name: James N. Simpson
                                          Title: Vice President


                                 COLLATERAL TRUSTEE

                                       HSBC BANK USA, as Collateral Trustee


                                       By: /s/ Harriet Drandoff
                                          -------------------------------------
                                          Name: Harriet Drandoff
                                          Title: Vice President


                        SHARING INTERCREDITOR AGREEMENT

                                                                      Appendix A

                          DESIGNATED LETTERS OF CREDIT

SOLUTIA INC. & CONSOLIDATED SUBSIDIARIES
STANDBY LETTERS OF CREDIT

BANK                   ISSUED ON BEHALF OF           AMOUNT      L/C NUMBER       EXPIRES
-------------------------------------------------------------------------------------------
Citibank               Solutia Inc.             $ 8,000,000  NY-00928-30030824    30-Apr-03
Citibank               Solutia Inc.             $     3,875  NY-00928-30027436    11-Feb-03
Citibank               Solutia Inc.             $     6,620  NY-00928-30028536    30-Sep-02
Citibank               Solutia Inc.             $     7,824  NY-00928-30025958    30-Sep-04
-------------------------------------------------------------------------------------------
SUB-TOTAL CITIBANK                              $ 8,018,319
-------------------------------------------------------------------------------------------

Chase Manhattan Bank   Solutia Inc.             $   750,000       P-392986        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $   480,000       P-392987        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $ 2,000,000       P-393627        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $ 6,000,000       P-393629        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $   227,105       P-395392        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $   750,000       P-349116        31-Dec-02
Chase Manhattan Bank   Solutia Inc.             $ 2,938,000       P-200112        30-Apr-03
Chase Manhattan Bank   Solutia Inc.             $ 2,107,000       P-200113        30-Apr-03
Chase Manhattan Bank   Solutia Inc.             $   768,000       P-200114        30-Apr-03
Chase Manhattan Bank   Solutia Inc.             $   852,000       P-200233        30-Apr-03
Chase Manhattan Bank   Solutia Inc.             $ 7,953,791       P-204020        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $ 3,177,062       P-204012        31-Aug-02
Chase Manhattan Bank   Solutia Inc.             $   121,583       P-205878        15-Oct-02
-------------------------------------------------------------------------------------------
SUB-TOTAL CHASE                                 $28,124,541
-------------------------------------------------------------------------------------------

HSBC                   Solutia Inc.             $ 6,382,000     SDCMTN541972      30-Apr-03
HSBC                   Solutia UK Limited       $    24,517    102/13339798a      28-Feb-07
HSBC                   Solutia UK Limited       $   630,659     102/146377b       01-Jun-08
HSBC                   Solutia UK Limited       $   313,060       8852279           open
-------------------------------------------------------------------------------------------
SUB-TOTAL HSBC                                  $ 7,350,236
-------------------------------------------------------------------------------------------

Sumitomo Mitsui        Solutia Inc.             $   158,819     B/CGO-500852      06-Nov-02
Sumitomo Mitsui        Solutia Inc.             $ 5,000,000   LG/MIS/NY-431752    14-Aug-02
-------------------------------------------------------------------------------------------
SUB-TOTAL SUMITOMO                              $ 5,158,819
-------------------------------------------------------------------------------------------

KBC                    Solutia Europe S.A/N.V.  $   594,873      3019720143       01-Mar-08
KBC                    Solutia Europe S.A/N.V.  $   199,738      3019720648         open
KBC                    Solutia Europe S.A/N.V.  $    74,905      3019723274         open
KBC                    Solutia Europe S.A/N.V.  $   117,851       500322874         open
KBC                    Solutia Europe S.A/N.V.  $    21,870      3190826729         open
KBC                    Solutia Europe S.A/N.V.  $   249,688      3196014411         open
KBC                    Solutia Europe S.A/N.V.  $    27,167      3196625309         open
KBC                    Solutia Europe S.A/N.V.  $     4,200      3267502296       25-Sep-02
KBC                    Solutia Europe S.A/N.V.  $    38,562      3267521801       01-Nov-02

BANK                   BENEFICIARY                                   PURPOSE
-----------------------------------------------------------------------------------------------------------
Citibank               Kemper Indemnity Insurance Company            Pollution Insurance
Citibank               Gas Authority of India (GAIL)                 Fin. Assurance
Citibank               Gas Authority of India (GAIL)                 Fin. Assurance
Citibank               Gas Authority of India (GAIL)                 Fin. Assurance
-----------------------------------------------------------------------------------------------------------
SUB-TOTAL CITIBANK
-----------------------------------------------------------------------------------------------------------

Chase Manhattan Bank   Texas Department of Health                    Fin. Assur. - Choc Bayou
Chase Manhattan Bank   Massachusetts Dept. of Environmental Protect. Fin. Assur. - Indian Orchard
Chase Manhattan Bank   New Jersey Dept. of Environmental Protection  Fin. Assur. - Delaware River
Chase Manhattan Bank   Florida Dept. of Environmental Regulation     Fin. Assur. - Pensacola
Chase Manhattan Bank   Florida Dept. of Environmental Regulation     Fin. Assur. - Pensacola
Chase Manhattan Bank   Texas Natural Res. Conservation Commission    Fin. Assur. - Choc Bayou
Chase Manhattan Bank   New Jersey Dept. of Environmental Protection  Fin. Assur. - Delaware River
Chase Manhattan Bank   Georgia Dept. of Natural Resources            Fin. Assur. - Augusta
Chase Manhattan Bank   Alabama Dept. of Environmental Management     Fin. Assur. - Anniston
Chase Manhattan Bank   Illinois Environmental Protection Agency      Fin. Assur.- Krummrich
Chase Manhattan Bank   CIGNA Insurance Company                       Liability - General/Product/Automobile
Chase Manhattan Bank   Pacific Employers Insurance Co. (CIGNA)       Workers Comp - All but MO, WV, MA
Chase Manhattan Bank   Shaffer Landfill Remedial Action              Fin. Assur. - Environmental Cleanup
-----------------------------------------------------------------------------------------------------------
SUB-TOTAL CHASE
-----------------------------------------------------------------------------------------------------------

HSBC                   Florida Dept. of Environmental Protection     Financial Assurance - Pensacola
HSBC                   Environment Agency for GBP15,550              Fin. Assurance
HSBC                   HM Customs for GBP400,000                     Fin. Assur. - Duties
HSBC                   HM Customs for GBP200,000                     Fin. Assur. - Duties
-----------------------------------------------------------------------------------------------------------
SUB-TOTAL HSBC
-----------------------------------------------------------------------------------------------------------

Sumitomo Mitsui        Tennessee Dept. of Environment and Conserv.   Fin. Assur. - Columbia, TN Plant
Sumitomo Mitsui        Ferro Corporation                             Pursuant to Asset Purchase Agreement
-----------------------------------------------------------------------------------------------------------
SUB-TOTAL SUMITOMO
-----------------------------------------------------------------------------------------------------------

KBC                    OVAM for BEF23,837,000                        Fin. Assur. - Ghent
KBC                    Douane Gent for BEF8,000,000                  Fin. Assur. - Duties
KBC                    Douane Gent for BEF3,000,000                  Fin. Assur. - Duties
KBC                    Douane Gent for EUR117,000                    Fin. Assur. - Duties
KBC                    Betz Dearborn                                 Fin. Assurance
KBC                    TVA Luxembourg for BEF10,000,000              Fin. Assur. - VAT
KBC                    Emirate BL Oil & Gas                          Fin. Assurance
KBC                    Misr Pour La Rayonne                          Fin. Assurance
KBC                    Lungi Zimmer for DEM74,880                    Fin. Assurance

                         SHARING INTERCREDITOR AGREEMENT

KBC                    Solutia Europe S.A/N.V.  $    74,402      3267592630       10-Sep-02
KBC                    Solutia Europe S.A/N.V.  $     2,242      3267575957       15-Sep-02
KBC                    Solutia Europe S.A/N.V.  $     1,873      3196573371       31-Mar-04
KBC                    Solutia Europe S.A/N.V.  $     2,996      3196573977       31-Oct-06
KBC                    Solutia Europe S.A/N.V.  $     1,311      3196574078       28-Apr-04
KBC                    Solutia Europe S.A/N.V.  $     2,097      3196574381       14-Apr-04
KBC                    Solutia Europe S.A/N.V.  $     1,873      3196719982       30-Sep-07
KBC                    Solutia Europe S.A/N.V.  $     7,491       500068957       31-May-10
KBC                    Solutia Europe S.A/N.V.  $     4,344       500095532       14-Dec-10
KBC                    Solutia Europe S.A/N.V.  $     2,696       500166260       30-Sep-10
KBC                    Solutia Europe S.A/N.V.  $     5,506       500305494       01-Apr-11
-------------------------------------------------------------------------------------------
SUB-TOTAL KBC                                   $ 1,435,685
-------------------------------------------------------------------------------------------

GRAND TOTAL                                     $50,087,599
-------------------------------------------------------------------------------------------

KBC                     Kirishinefteorgsintez                         Fin. Assurance
KBC                     Messrs Misr Polyester Co.                     Fin. Assurance
KBC                     J. Lousse / Annbritt Aspholi for BEF75,000    Fin. Assurance
KBC                     Van Huyck / Kabir for BEF120,000              Fin. Assurance
KBC                     Biernaux / Soto for BEF52,500                 Fin. Assurance
KBC                     De Poorter / Russel - Jones for BEF84,000     Fin. Assurance
KBC                     De Coninck / Reuter for BEF75,000             Fin. Assurance
KBC                     MR. & MME Jensen-Ponce for BEF300,000         Fin. Assurance
KBC                     TIESA for BEF174,000                          Fin. Assurance
KBC                     Geenen-Hartwig for BEF108,000                 Fin. Assurance
KBC                     Grass-Chardon / Daniels for EUR5,466          Fin. Assurance
------------------------------------------------------------------------------------
SUB-TOTAL KBC
------------------------------------------------------------------------------------

GRAND TOTAL
------------------------------------------------------------------------------------

                         SHARING INTERCREDITOR AGREEMENT